Exhibit 10.38

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 14, 2023, by and among Vision FGAR 1, LLC, a Delaware limited liability company (the “Company”), and Radlo Family Irrevocable Trust II, a Massachusetts Trust (the “Buyer”).

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase Two Million Seven Hundred Thousand Dollars ($2,800,000) of Secured Promissory Notes substantially in the form attached hereto as Exhibit A (the “Notes”), for a total purchase price of Two Million Seven Hundred Thousand Dollars ($2,800,000), (the “Note Purchase Price”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase Ten Class B Unit(s) (the “Units” and together with the Notes, the “Securities”) from the Company for an aggregate purchase price of One Dollar ($1) (the “Equity Purchase Price” and together with the Note Purchase Price, the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees, to purchase at Closing (as defined herein below) and the Company agrees to sell and issue to Buyer, at Closing, Notes in the amount of the Note Purchase Price. The Notes shall bear interest at a rate of seven percent (7%) per annum, simple interest from the date hereof with payments of principal and interest made according to the amortization schedule attached hereto as Exhibit B and all then outstanding principal and interest due on the date that is seven (7) years from the Closing Date (the “Maturity Date”).

(b) Purchase of Units. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees, to purchase at Closing (as defined herein below) and the Company agrees to sell and issue to Buyer, the Units.

(c) Closing Date. The Closing of the purchase and sale of the Securities shall take place at 10:00 a.m. Eastern Standard Time on the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer) (the “Closing Date). The Closing shall occur at the offices of the Company (or such other place as is mutually agreed to by the Company and the Buyer).

(d) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyer shall deliver to the Company in accordance with the terms hereof the Purchase Price and (ii) the Company shall deliver to Buyer: (a) a Note, in an amount equal to the Note Purchase Price, duly executed on behalf of the Company and (b) a certificate evidencing the Units.

(e) Prepayment. The Company shall be permitted to prepay all outstanding amounts on the Notes at any time without penalty upon providing Buyer with 15 days advance written notice.

(f) Security Interest. The Company agrees that the Notes shall be secured by that certain Cirrus Design Corp. model SF50 aircraft with manufacturer’s serial number 0209 and bearing Federal Aviation Administration (“FAA”) number N619GK (the “Aircraft”) and (ii) all Proceeds (as defined in the Note) and products, additions and accessions to or of the Aircraft. Buyer acknowledges that it shall not have a security interest in any other asset of the Company.

(g) Right to Repurchase the Units. Commencing at such time as all principal and interest on the Notes have been repaid, and at all times thereafter, the Company shall have the right to repurchase the Units for the aggregate purchase price of One Dollar ($1.00).

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants that:

(a) Requisite Power and Authority. Buyer has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on Buyer’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be valid and binding obligations of Buyer, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Buyer Bears Economic Risk. Buyer has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

(c) Buyer Can Protect Its Interest. Buyer represents that by reason of its management, business or financial experience, or by reason of the management, business or financial experience of the Buyer’s financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, the Buyer has such knowledge and experience so as to be capable of evaluating the risks and merits of an investment in the Company and the Securities and of protecting the Buyer’s own interests in connection with this investment.

(d) No Market for Securities. BUYER UNDERSTANDS THERE IS NO MARKET FOR THE SECURITIES AND IT IS NOT EXPECTED THAT ANY SUCH MARKET WILL DEVELOP, WHETHER AT OR ABOVE PURCHASE PRICE OR AT ALL; AND ACCORDINGLY BUYER EXPECTS TO HOLD THE SECURITIES INDEFINITELY AND AGREES HE MAY NOT BE ABLE TO SELL IT WHEN HE WISHES TO DO SO, IF AT ALL; AND IF BUYER IS ABLE TO SELL IT, BUYER MAY SUFFER A LOSS ON BUYER’S INVESTMENT.

(e) Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

(f) Accredited Investor Status. Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D. Buyer represents that it has adequate means of providing for its current needs and has no need for liquidity in its investment in the Securities that it is acquiring pursuant to this Agreement. Buyer is financially able to bear the economic risk of this investment, including the ability to hold the Securities that it is acquiring pursuant to this Agreement indefinitely or to afford a complete loss of investment in such Securities.

(g) Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire such securities.

(h) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and information which Buyer deemed material to making an informed investment decision regarding Buyer’s purchase of the Securities, which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(i) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Transfer or Resale. Buyer understands that the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(k) Legends. Buyer understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(l) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(m) Receipt of Documents. Buyer has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions Buyer submitted to the Company regarding an investment in the Company; and Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus and has not relied on anyone other than itself in making its determination to purchase the Securities.

(n) Due Formation of Corporate and Other Buyer. If the Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(o) No Legal Advice From the Company. Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(p) No General Solicitation. Buyer, and if Buyer is an entity, its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Buyer acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date hereof and as of each Closing Date to the Buyer that:

(a) Organization and Qualification. The Company and any subsidiaries are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Manager and no further consent or authorization is required by the Company, its Manager or its Members, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Company knows of no reason why the Company cannot perform any of the Company’s obligations under this Agreement or any other obligations of the Company to the Buyer.

(c) Corporate Documentation. The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Formation and Operating Agreement.

(d) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Formation or the Operating Agreement or (ii), to the best knowledge of the Company, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board on which the Company’s equity is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. To the best knowledge of the Company, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Formation or Operating Agreement or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.

(f) No Material Misstatement or Omission. None of the Company’s representations made to Buyer or Buyer’s counsel, none of the information delivered to Buyer or Buyer’s counsel and none of the representation and warranties made in this Agreement or any of the other agreement entered between the Company and Buyer include any untrue statements of material fact, nor do any of the representations and warranties made in this Agreement or any of the other above referenced items omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(g) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(h) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(j) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(k) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(l) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(m) Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(n) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole. Specifically the Company agrees at all times to insure the Aircraft with companies reasonably acceptable to Buyer against (i) loss, collision, theft, vandalism, or other physical damage, risks and hazards, for an amount so that the net proceeds of the insurance coverage is not less than the one hundred percent (100%) of the principal amount outstanding under the Note from time to time and (ii) liability arising from Company’s ownership, possession and operation of the Aircraft for an amount not less than $10,000,000.00, with thirty (30) days’ advance written notice to Buyer before cancellation of or any material change to any such policy(ies) becomes effective as to Buyer, as well as Breach of Warranty or lienholder’s endorsement, and including political risk/confiscation coverage, all such insurance to designate Buyer as loss payee thereof as its interests may appear;

(o) Part 135 Operating Condition. The Aircraft shall be maintained in airworthy condition and configured to meet the operational requirements of 14 CFR Part 135. The Company shall keep the Aircraft safe and secure, maintain the Aircraft in FAA Part 135 airworthy condition, in good order, repair, operating condition and appearance in accordance with all rules and regulations of the Federal Aviation Administration and the manufacturer’s and Company’s FAA-approved maintenance and operations, manuals, use and operate the Aircraft with care and only with currently certified pilots having the minimum total pilot hours required by such rules and regulations of the Federal Aviation Administration and/or insurance in the ordinary course of Company’s business and in conformity with the applicable United States’ federal aviation regulations, and keep accurate and complete records concerning the Aircraft.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Form D. The Company agrees to file Form D and “blue sky filings” with respect to the Securities as required under Regulation D.

(c) Fees and Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and any other documents relating to this transaction.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Buyer shall have executed this Agreement, the Operating Agreement and any other agreements executed in connection with this Agreement and delivered the same to the Company.

(b) Buyer shall have delivered the Purchase Price by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a) Flewber Global, Inc. provide Buyer with confirmation of an equity raise in the total amount of $15,000,000.00.

(b) The Company shall have executed this Agreement and any other agreements executed in connection with this Agreement and delivered the same to the Buyer.

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(d) The Company shall have executed and delivered to Buyer the Notes in the amount of the Note Purchase Price.

7. GOVERNING LAW: MISCELLANEOUS.

(a) Requirement to Execute Operating Agreement. The Buyer agrees to execute and to be bound by all provisions and restrictions in the Company’s Operating Agreement. This Agreement will not be considered valid until the Buyer executes such Operating Agreement.

(b) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Broward County, Florida and expressly consent to the jurisdiction and venue of the State Courts sitting in Broward County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Paragraph.

(c) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. In the event any one or more of the provisions of this Agreement is held to be unenforceable or invalid under applicable law: (i) such unenforceability or invalidity shall not affect any other provision of this Agreement; (ii) this Agreement shall be construed as if said unenforceable or invalid provision had not been contained herein; and (iii) the parties shall negotiate in good faith to replace the unenforceable or invalid provision by such as has the effect nearest to that of the provision being replaced.

(f) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Vision FGAR 1, LLC
Attention: Marc Sellouk
Email: msellouk@flewber.com

With a copy to:	Aero Law Center
1100 Lee Wagener Boulevard, Suite 211 Fort Lauderdale, Florida 33315
Attn: Nada Ragland, Esq.
Telephone: (954) 400-4643 Email: ragland@aerolawcenter.com

If to a Buyer, to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or electronic mail.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Publicity. The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
Vision FGAR 1, LLC

By:	/s/ Marc Sellouk
Name:	Marc Sellouk
Title:	Manager

BUYER:

/s/ Jacqueline Radlo
Radlo Family Irrevocable Trust II
By Jaqueline Radlo, Trustee

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

(Insert Amortization Schedule)

SCHEDULE I

SCHEDULE OF BUYER’S INFORMATION

Name	Address	Facsimile Number of Buyer	Email
Alan R. Radlo Radlo Family Irrevocable Trust II	12 Black Rock Drive Hingham, MA 02043	N/A	arraviationllc@gmail.com

With a copy to:

Jason A. Pithie, Esq.

Pithie & Associates PC

158 Pleasant Street

South Weymouth, MA 02190

Fax: 781-682-9011

Email: jaypithie@pithielaw.com